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                                                                  Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders
WorldWide Web NetworX Corporation
Mount Laurel, New Jersey

We consent to the inclusion of our report dated April 13, 1999, with respect to the audit of the consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended September 30, 1998, which report appears in the September 30, 2000 annual report on Form 10-K of WorldWide Web NetworX Corporation.


/s/ Richard A. Eisner & Company, LLP
New York, New York
January 10, 2001